Exhibit 15

May 4, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 4, 2009 on our review of interim financial information of Barnes Group Inc. for the three month periods ended March 31, 2009 and March 31, 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in its Registration Statement on Form S-8 (Nos. 002-56437, 333-27339, 333-88518, 333-133597, 333-140922, 333-150741 and 333-154701).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut